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Exhibit 11.     STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                       Defiance, Inc. and Subsidiaries
         (All dollar amounts in thousands, except per share amounts)


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                                                                                          Year Ended June 30,
                                                                               1995              1994              1993
                                                                           -----------------------------------------------
Common shares:
   Shares outstanding - beginning of period                                 6,516,038         6,422,270         6,071,168
   Shares issued during period                                                 27,912            93,768           351,102
                                                                           -----------------------------------------------
     Shares outstanding - end of period                                     6,543,950         6,516,038         6,422,270
                                                                           ===============================================

Average shares outstanding per above                                        6,533,156         6,482,213         6,152,754
Average common share equivalents:
   Outstanding options and warrants                                           175,465           173,787           227,687
                                                                           -----------------------------------------------
              Weighted average common shares outstanding                    6,708,621         6,656,000         6,380,441
                                                                           ===============================================


Net earnings                                                                   $6,594            $6,001            $3,432
                                                                           ===============================================


Primary and fully diluted net earnings per common share                         $0.98             $0.90             $0.54
                                                                           ===============================================
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